EXHIBIT 4.5


                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT


                  This Second Amendment, dated as of October 22, 1998, is made by and between TELIDENT, INC., a Minnesota corporation (the "Borrower"), and NORWEST CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals
                                    --------

                  The Borrower and the Lender have executed and delivered a Credit and Security Agreement dated as of February 3, 1995, as amended by First Amendment to Credit and Security Agreement dated as of May 1, 1995 (as amended, the "Credit Agreement"). All capitalized terms used herein have the meanings given to them in the Credit Agreement.

                  The Borrower may request Advances from the Lender from time to time pursuant to the Credit Agreement and the Lender may, in its discretion, choose to make loans to the Borrower pursuant to the Credit Agreement. The Lender may demand repayment of the loans at any time pursuant to the terms of the Credit Agreement.

                  The Borrower has requested that the Lender reduce the Maximum Line and decrease the Floating Rate. The Lender is willing to grant the Borrower's requests pursuant to the following terms and conditions.

                  ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. Defined Terms. Capitalized terms used in this Second Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein or in the Recitals hereto. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "'Borrowing Base' means, at any time, the lesser of:

                  (a)      the Maximum Line, or

                  (b)      100% of the Eligible Marketable Securities."

                  in either case, computed in accordance with the most recent collateral reports provided to and accepted by the Lender. The Lender may change from time to time, IN ITS SOLE DISCRETION AND WITH ONE DAY'S NOTICE TO THE BORROWER, the standards, criteria and formulae used by the Lender in determining the Borrowing Base."



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                  "'Control Agreement' means that certain Notice of Pledge and
         Control Agreement by and among NISI, the Lender, and the Borrower dated as of October 22, 1998."

                  "'Eligible Marketable Securities' means, in the Lender's sole discretion, government/agency securities, in the NISI Account, and for which the Lender has received a Control Agreement executed and acknowledged by the Borrower and NISI."

                  "'Floating Rate' means an annual rate equal to the sum of the Base Rate plus two percent (2.0%) which annual rate shall change when and as the Base Rate changes."

                  "'Maximum Line' means $300,000."

                  "'NISI' means Norwest Investment Services, Inc., a Minnesota corporation."

                  "'NISI Account' means account no. 10937613 maintained with NISI."

                  "'Pledge Agreement' means that certain Collateral Pledge Agreement by the Borrower for the benefit of the Lender, dated as of October 22, 1998."

                  "'Second Amendment' means that certain Second Amendment to Credit and Security Agreement dated as of October 22, 1998, by and between the Borrower and the Lender.

                  "'Second Amendment Effective Date' means the date that all of the conditions in paragraph 5 of Second Amendment have been satisfied."

                  2. Minimum Interest Charge. Section 2.2(b) of the Credit Agreement is deleted in its entirety, and replaced with the following:

                  "(b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Section 2.2(a), the Borrower shall pay the Lender interest of not less than $17,000 per calendar year during the term of this agreement (prorated for less than full years), and the Borrower shall pay any deficiency between such minimum interest charge and the amount of interest otherwise calculated under Sections 2.2(a) and 2.2(c)."

                  3. Administration Fees. Section 2.3 of the Credit Agreement is deleted in its entirety.

                  4. Daily Reporting. Section 6.1(f) of the Credit Agreement is amended in its entirety and replaced with the following:



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                  "(f) Omitted."

                  5. No Other Changes. Except as explicitly amended by this Second Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

                  6. Conditions Precedent. This Second Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Control Agreement, duly executed by the Borrower, NISI and the Lender.

                  (b) The Pledge Agreement, duly executed by the Borrower.

                  (c) Such other matters as the Lender may require.

                  7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Second Amendment and to perform all of its obligations hereunder, and this Second Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  8. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Note or Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.



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                  9. No Waiver. The execution of this Second Amendment and
acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Second Amendment.

                  10. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Second Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Second Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

                  12. Miscellaneous. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.




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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the day and year first above written.



                                   TELIDENT, INC.



                                   By /s/ W. Edward McConaghay
                                   ---------------------------

                                   W. Edward McConaghay

                                   Its President and Chief Executive Officer







                                   NORWEST CREDIT, INC.



                                   By /s/ Becky A. Koehler
                                   -----------------------

                                   Becky A. Koehler

                                   Its Vice President



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